EXHIBIT 10.2
PERFORMANCE-BASED RESTRICTED STOCK UNITS AWARD AGREEMENT
THIS PERFORMANCE-BASED RESTRICTED STOCK UNITS AWARD AGREEMENT (this “Agreement”) is entered into on December 15, 2010, between AutoZone, Inc., a Nevada corporation (the “Company”) and William C. Rhodes, III (the “Executive”). This Agreement shall be effective as of the date on which the Company’s stockholders approve the 2011 Equity Incentive Award Plan (the “Grant Date”), provided the Executive is employed by the Company on such date.
WHEREAS, the Board has adopted the AutoZone, Inc. 2011 Equity Incentive Award Plan (the “Plan”), subject to approval by the Company’s stockholders;
WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);
WHEREAS, Section 9.4 of the Plan provides for the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), pursuant to Restricted Stock Unit awards (“Restricted Stock Units”);
WHEREAS, the Compensation Committee of the Board of Directors, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to grant to the Executive the Restricted Stock Units as an inducement to the Executive to remain in the service of the Company and to incentivize outstanding performance to generate superior returns to the Company’s stockholders, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Stock Units, subject to approval of the Plan by the Company’s stockholders; and
WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in this Agreement or, if not defined herein, in the Plan;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
Article I
Awards of Restricted Stock Units
Section 1.1 — Awards of Restricted Stock Units
For good and valuable consideration, on the Grant Date the Company hereby grants to the Executive Restricted Stock Units for 25,000 shares of Common Stock upon the terms and conditions set forth in this Agreement and the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock at the times and subject to the conditions set forth herein.

Notwithstanding anything to the contrary anywhere else in this Agreement, the Restricted Stock Units granted under this Agreement are subject to the terms, definitions and provisions of this Agreement and the Plan, which is incorporated herein by reference.
Section 1.2 — Consideration to Company
In consideration for the grant of Restricted Stock Units provided for in this Agreement, the Executive agrees to render faithful and efficient services to the Company or to any Subsidiary. Nothing in this Agreement or in the Plan shall confer upon the Executive any right to continue in the service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the services of the Executive at any time for any reason whatsoever, with or without cause, except as expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Executive.
Article II
Earning and Payment
Section 2.1 — Earning of Restricted Stock Units
(a) Subject to Section 2.2 hereof, the Restricted Stock Units shall be earned as follows
(i) One hundred percent (100%) of the Restricted Stock Units shall be earned either (A) on the date on which the Company’s Common Stock achieves a Fair Market Value equal to or greater than $461.12 per share for five (5) consecutive trading days (the “Share Value Performance Condition”) at any time during the period beginning October 1, 2010 and ending on (and including) October 1, 2015 or (B) the Company achieves a Diluted Earnings Per Share equal to or greater than $29.94 (the “EPS Performance Condition”) on the last day of any fiscal year during the period beginning October 1, 2010 and ending on (and including) August 29, 2015; or
(ii) In the event that neither the Share Value Performance Condition nor the EPS Performance Condition is met on or before October 1, 2015, eighty percent (80%) of the Restricted Stock Units shall be earned if the Share Value Performance Condition is satisfied during the period beginning October 1, 2010 and ending on (and including) October 1, 2016 or the EPS Performance Condition is satisfied during the period beginning October 1, 2010 and ending on (and including) August 27, 2016.
(b) For purposes of this Agreement, “Diluted Earnings Per Share” shall be the Company’s Diluted Earnings Per Share as stated on the Company’s audited financial statements with respect to any fiscal year, as adjusted for any changes in accounting principles from those in effect on August 28, 2010 and with respect to any fiscal year which shall contain fifty-three (53) weeks adjusted to reflect a fifty-two (52) week year.

2.2 — Vesting of Earned Awards
(a) Any Restricted Stock Units which have been earned pursuant to Section 2.1 shall vest immediately upon the earliest to occur of the following dates on or after the date on which they have been earned: (i) October 1, 2015, (ii) October 1, 2016 or (iii) the date of the Executive’s termination of employment with the Company by reason of a termination by the Company without Cause (as defined below) or due to the Executive’s death or Disability (as defined below).
(b) Any Restricted Stock Units which have been not earned pursuant to Section 2.1 hereof as of the date on which the Executive’s employment with the Company terminates for any reason shall not be vested.
(c) For purposes of this Agreement, (i) “Cause” shall mean the Executive’s willful engagement in conduct which is demonstrably or materially injurious to the Company, monetarily or otherwise; provided, however, no act or failure to act will be considered “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company and (ii) “Disability” shall mean a determination by the Company that the Executive is “totally disabled,” as that term is defined in the Company’s long term disability plan as in effect from time.
2.3 — Payment of Vested Restricted Stock Units
(a) Unless the Executive has elected to defer the payment of shares of Common Stock with respect to the Restricted Stock Units in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), all of the Executive’s Restricted Stock Units which are then vested pursuant to Sections 2.1 and 2.2 hereof shall be paid in shares of Common Stock as soon as practicable after the earliest to occur of the following dates on or after the date on which they are vested: (i) October 1, 2015, (ii) October 1, 2016 or (iii) the date of the Executive’s termination of employment by the Company without Cause or due to the Executive’s death or Disability, provided that such termination of employment constitutes a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”).
(b) Notwithstanding anything to the contrary in this Agreement, no Restricted Stock Unit shall be paid to the Executive pursuant to Section 2.3(a) hereof during the six (6)-month period following the Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any of the Executive’s Restricted Stock Units is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Executive’s death), such Restricted Stock Units shall be paid in shares of Common Stock.
(c) All payments made in shares of Common Stock shall be made by the Company in the form of whole shares of Common Stock, and any fractional share shall be paid in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately prior to such payment.
(d) The time of payment of the Restricted Stock Units under this Agreement may not be changed except as may be permitted by the Administrator in accordance with Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

2.4 — Restricted Stock Units Not Transferable
During the lifetime of the Executive, the Restricted Stock Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the Restricted Stock Units have been issued, and all restrictions applicable to such shares of Common Stock have lapsed. The Restricted Stock Units and any interest or right therein shall not be liable for the debts, contracts or engagements of the Executive or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
2.5 — Tax Withholding
Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by the Executive of any sums required by applicable law to be withheld with respect to the grant of Restricted Stock Units or the issuance of shares of Common Stock, as applicable. Such payment shall be made by deduction from other compensation payable to the Executive or, in the sole discretion of the Executive, may include:
(i) Cash or check;
(ii) Surrender of shares of Common Stock (including, without limitation, shares of Common Stock otherwise issuable under the Restricted Stock Units) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or
(iii) Through the delivery of a notice that the Executive has placed a market sell order with a broker with respect to shares of Common Stock then issuable under the Restricted Stock Units, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
The Company shall not be obligated to deliver any new certificate representing shares of Common Stock to the Executive or the Executive’s legal representative or enter such share of Common Stock in book entry form unless and until the Executive or the Executive’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Executive resulting from the grant of the Restricted Stock Units or the issuance of shares of Common Stock.

2.6 — Adjustments Upon Specified Events
Upon the occurrence of certain events relating to the Common Stock contemplated by Section 13.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Common Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of Restricted Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Restricted Stock Units. The Executive acknowledges that the Restricted Stock Units are subject to amendment, modification and termination in certain events as provided in this Agreement and Section 13.2 of the Plan.
Article III
Miscellaneous
3.1 — Administration
The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Executive, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Restricted Stock Units.
3.2 — Binding Agreement
Subject to the limitation on the transferability of the Restricted Stock Units contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.3 — Conditions to Issuance of Stock Certificates
Shares of Common Stock which are paid in settlement of Restricted Stock Units may be either previously authorized but unissued shares, treasury shares of shares purchased on the open market. The shares of Common Stock issued pursuant to this Agreement shall be held in book entry form and no certificates shall be issued therefor; provided, however, that certificates may be issued for shares of Common Stock issued pursuant to this Agreement at the request of the holder and in accordance with the charter and bylaws of the Company, as amended or supplemented from time to time. The Company shall not be required to issue such shares in book entry or certificated form prior to fulfillment of all of the following conditions:
(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;
(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
(d) To the extent that the Executive has elected to pay withholding taxes in cash pursuant to Section 2.5 hereof, the receipt by the Company of full payment for such shares.

The Company will use commercially reasonable efforts to satisfy all of the foregoing conditions on or prior to the date when any payment of the Restricted Stock Units is to be made to the Executive pursuant to Section 2.3(a) or (b) hereof (and, if any of the foregoing conditions remain unsatisfied as of such date, the Company will use commercially reasonable efforts to satisfy such conditions as promptly as reasonably practicable).
In the event that the Company delays a payment in settlement of Restricted Stock Units because it reasonably determines that the issuance of shares of Common Stock in settlement of Restricted Stock Units will violate federal securities laws or other applicable law, such payment shall be made at the earliest date at which the Company reasonably determines that the making of such payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.
3.4 — Notices
Any notice to be given by the Executive under the terms of this Agreement shall be addressed to the Secretary of the Company (or, in the event that the Executive is the Secretary of the Company, then to the Company’s non-executive Chairman of the Board or Lead Director). Any notice to be given to the Executive shall be addressed to him at his home address on record with the Company. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Executive shall, if Executive is then deceased, be given to the Executive’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 3.4. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.
3.5 — Rights as Stockholder
Except as otherwise provided herein, the holder of the Restricted Stock Units shall not have any of the rights of a stockholder with respect to the Restricted Stock Units until shares of Common Stock are paid to him in settlement of such Restricted Stock Units.
3.6 — Conformity to Securities Laws
The Executive acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Stock Units shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7 — Amendments, Suspension and Termination
To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Restricted Stock Units in any material way without the prior written consent of the Executive.
3.8 — Successors and Assigns
The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 2.4, this Agreement shall be binding upon the Executive and his or her heirs, executors, administrators, successors and assigns.
3.9 — Limitations Applicable to Section 16 Persons
Notwithstanding any other provision of the Plan or this Agreement, if the Executive is subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.10 — Entire Agreement
The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Executive with respect to the subject matter hereof.
3.11 — Section 409A
To the extent that the Administrator determines that any Restricted Stock Units may not be exempt from or compliant with Section 409A of the Code, the Administrator may amend this Agreement in a manner intended to comply with the requirements of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”) or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (i) exempt the Restricted Stock Units from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Restricted Stock Units, or (ii) comply with the requirements of Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A. Notwithstanding anything herein to the contrary, the Executive expressly agrees and acknowledges that in the event that any taxes are imposed under Section 409A in respect of any compensation or benefits payable to the Executive, then (A) the payment of such taxes shall be solely the Executive’s responsibility, (B) neither the Company nor any of its past or present directors, officers, employees or agents shall have any liability for any such taxes and (C) the Executive shall indemnify and hold harmless, to the greatest extent permitted under law, each of the foregoing from and against any claims or liabilities that may arise in respect of any such taxes.

3.12 — Limitation on the Executive’s Rights
Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Executive shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Restricted Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Restricted Stock Units, as and when payable hereunder.
3.13 — Not a Contract of Service Relationship
Nothing in this Agreement or in the Plan shall confer upon the Executive any right to serve or continue to serve as an Employee, Consultant or member of the Board.
3.14 — Clawback
To the extent required by applicable law, any applicable securities exchange listing standards or any clawback policy adopted by the Company from time to time, the Restricted Stock Units and amounts paid or payable pursuant to or with respect to the Restricted Stock Units shall be subject to clawback as determined by the Administrator.
3.15 — Governing Law
This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to conflicts of laws thereof.
IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

AUTOZONE, INC., a Nevada corporation
By:	/s/ Timothy W. Briggs
	Name:	Timothy W. Briggs
	Title:	Senior Vice President, Human Resources

By:	/s/ Harry L. Goldsmith
	Name:	Harry L. Goldsmith
	Title:	Executive Vice President, General Counsel and Secretary

EXECUTIVE

/s/ William C. Rhodes, III William C. Rhodes, III